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                                  UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT _February 9, 2000

                             Commission file number:
                                     0-22923

                           INTERNATIONAL ISOTOPES INC.
             (Exact name of registrant as specified in its charter)

           Texas                                        74-2763837
(State of incorporation)                    (IRS Employer Identification Number)

3100 Jim Christal Rd                                     76207
Denton, Texas                                          (Zip Code)
(Address of principal executive offices)


                                  940-484-9492
              (Registrant's telephone number, including area code)










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Item 5. Other Events - Issuance of Equity Securities.

PRIVATE PLACEMENT OF COMMON STOCK AND WARRANTS

On February 1, 2000, the Company initiated a private placement of its equity securities, consisting of shares of Common Stock and three (3) year Warrants for the purchase of additional shares of Common Stock. A total of 1,054,652 shares of Common Stock (plus Warrants to purchase an additional 527,326 shares) were sold.

The securities were sold to several existing shareholders and other accredited investors.

The securities were offered at $5.50 per share, which included one (1) share of Common Stock and a Warrant to purchase one-half (1/2) an additional share of Common Stock at $5.50 per share, and resulted in gross proceeds of $5,800,586. Commissions in the amount of $406,041 were paid to Stonegate Securities, Inc, as placement agent.

The securities, including the underlying Warrants, were not registered with the SEC in reliance upon the exemption from registration contained in Section 4(2) of the 1933 Act and Rule 506 of Regulation D promulgated thereunder, as well as similar exemptions contained in the securities laws, rules and regulations of the applicable states.

The Warrants grant the holders the right to purchase, at any time from February 1, 2000 until 5:30 P.M., central time, on February 1, 2003, up to an aggregate of 527,326 shares of Common Stock at an exercise price of $5.50 per share.

The Company has agreed to register for resale on Form S-3 the Common Stock issued in the above transactions and the Common Stock underlying the Warrants.





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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               International Isotopes Inc.
                               (Registrant)


                               By: /s/ Joan Gillett
                                  ------------------------------------------
                                  Joan Gillett, CPA
                                  Chief Financial Officer

                              By: /s/ David Camp, Ph.D.
                                  ------------------------------------------
                                  David Camp, Ph.D.
                                  Chief Executive Officer


Date:  February 9, 2000